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                EXHIBIT 23.1  -  CONSENT OF INDEPENDENT AUDITORS
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     We consent to the  incorporation  by reference in this Annual  Report (Form
10-K) of Sterling Electronics Corporation of our report dated May 23, 1997, included in the 1997 Annual Report to Shareholders of Sterling Electronics Corporation.

     Our audits also included the financial statement schedule of Sterling Electronics Corporation listed in item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

     We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-48097) pertaining to the 1967 Stock Option Plan, 1968 Stock Option Plan and Incentive Bonus Plan of Sterling Electronics Corporation; the incorporation by reference in the Registration Statement (Form S-8 No. 33-81138) pertaining to the Incentive Bonus Plan of Sterling Electronics Corporation; the incorporation by reference in the Registration Statement (Form S-8 No. 33-81140) pertaining to the 1992 Incentive Stock Option Plan of Sterling Electronics Corporation; the incorporation by reference in the Registration Statement (Form S-8 No. 33-60777) pertaining to the Sterling Electronics Corporation 1994 Stock Option Plan; the incorporation by reference in the Registration Statement (Form S-8 No.333-19343) pertaining to the Sterling Electronics Corporation 1996 Employee Stock Purchase Plan of our report dated May 23, 1997, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Sterling Electronics Corporation for the fiscal year ended March 29, 1997.


                                                            /s/ERNST & YOUNG LLP


Houston, Texas
June 24, 1997